Exhibit 10.38

LICENSE, MARKET DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This License, MARKET DEVELOPMENT AND COMMERCIALIZATION Agreement (the “Agreement”) is entered into as of January 14, 2014 (the “Effective Date”) by and between BioDLogics, LLC, a Delaware limited liability company having a principal place of business at 1715 Aaron Brenner Drive, Suite 204, Memphis, TN 38120 (“BIOD”), and Derma Sciences, Inc., a Delaware corporation having a principal place of business at 214 Carnegie Center, Suite 300, Princeton, NJ 08540 (“Derma”). Derma and BIOD may each be referred to as a “Party” or collectively be referred to as the “Parties”.

RECITALS

Whereas, BIOD owns or has rights to placental based products, including intellectual property relating thereto, and is willing to license such intellectual property to Derma, and Derma desires to accept such license; and

Whereas, BIOD and Derma desire to establish a collaboration for the marketing and commercialization of Licensed Products in the Field in the Territory (each, as defined below), in accordance with the terms and conditions set forth herein;

Now, Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

Article 1
DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated elsewhere in this Agreement (and derivative forms of them shall be interpreted accordingly). The terms “include,” “includes,” “including” and derivative forms of them shall be deemed followed by the phrase “without limitation” regardless of whether such phrase appears there (and with no implication being drawn from its inconsistent inclusion or non-inclusion).

“Acquiror” has the meaning set forth in Section 14.5.

“Affiliate” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, fifty percent (50%) or more of the outstanding securities or other ownership interest of such Person. For the purposes of this Agreement, neither Party shall be considered an Affiliate of the other, and the Affiliates of each Party shall not be considered Affiliates of the other Party or of any of such other Party’s Affiliates.

“Agreement” has the meaning set forth in the Preamble.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

“Audited Party” has the meaning set forth in Section 6.8.

“Auditing Party” has the meaning set forth in Section 6.8.

“Bankrupt Party” has the meaning set forth in Section 11.5.

“Bankruptcy Code” has the meaning set forth in Section 11.5.

“Birth Tissue Product” shall mean any product derived, in whole or in part (whether membrane, fluid, tissue or cells), from human amnion, chorion, placental membrane, wharton’s jelly, umbilical cord, other afterbirth or human fetal material.

“Business Day” means any day (other than a Saturday, Sunday or a legal holiday) on which banks are open for general business in New York, New York.

“BIOD” has the meaning set forth in the Preamble.

“BIOD Indemnitees” has the meaning set forth in Section 9.2.

“BIOD Know-How” means all Know-How Controlled by BIOD as of the Effective Date or during the Term that is necessary or useful for the Commercialization of Licensed Products.

“BIOD Marks” has the meaning set forth in Section 7.5(b).

“BIOD Patents” means the Patents listed in Exhibit A.

“BIOD Technology” means the BIOD Know-How, the BIOD Marks, the BIOD Patents.

“Claims” has the meaning set forth in Section 9.1.

“Commercialization Costs” means all costs to Commercialize the Licensed Products.

“Commercialization Plan” has the meaning set forth in Section 3.2.

“Commercialize” or “Commercialization” means to market, promote, sell, offer for sale and/or distribute.

“Competing Product” means any Birth Tissue Product substantially similar to a Licensed Product in composition, method of manufacture or method of use, other than a Licensed Product or a product manufactured by BIOD or its Affiliates.

“Confidential Information” of a Party means any and all information of a confidential or proprietary nature disclosed by such Party to the other Party under this Agreement or under the Prior CDA, whether in oral, written, graphic or electronic form.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

“Control” means, with respect to any particular Know-How or Patent, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such Know-How or Patent and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to such Know-How or Patent on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.

“Cover” means, with respect to a particular item and a particular Patent, that such Patent claims or covers, in any of the countries of manufacture, use, and/or sale, (a) the composition of such item, any of its ingredients or formulations or any product containing or that is made using such item (by virtue of such product containing or being made using such item); (b) a method of making or using any of the foregoing things referred to in (a); (c) an item used or present in the manufacture of any of the foregoing things referred to in (a); and/or (d) the method by which such item was discovered or identified, or another item present during or used in such method.

“Derma” has the meaning set forth in the Preamble.

“Derma Indemnitees” has the meaning set forth in Section 9.1.

“Derma Permitted Subcontractor” has the meaning set forth in 3.3.

“Derma Sublicense Agreement” has the meaning set forth in Section 2.3(a).

“Develop” or “Development” means activities that relate to developing a Licensed Product or a Competing Product, including preclinical testing, toxicology testing and clinical trials. Development (with respect to Licensed Products, but not Competing Products) shall exclude manufacturing and Commercialization

“Development Costs” means the out-of-pocket and internal costs and expenses associated with particular development activities.

“Diligent Efforts” means, with respect to either Party’s obligations under this Agreement, the carrying out of such obligations with a level of effort and resources consistent with the commercially reasonable practices of a similarly situated company that would be applied to the research, development or marketing and commercialization of an allograft product comparable to the Licensed Product at a similar stage of development or commercialization.

“Dollar” or “$” means a USA dollar.

“Enforcement Action” has the meaning set forth in Section 7.2(b).

“Event of Bankruptcy” has the meaning set forth in Section 11.5.

“Executive Officer” means, with respect to BIOD, its Chief Executive Officer, and with respect to Derma, its Chief Executive Officer.

“FD&C Act” means the USA Federal Food, Drug and Cosmetic Act, as amended.

“FDA” means the USA Food and Drug Administration or any successor entity.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

“Field” means the following dermal applications: partial and full thickness burns, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunnel/undermined wounds, surgical wounds (donor sites/grafts and dehiscence), trauma wounds (abrasions, laceration, second degree burns, and skin tears), radiation induced wounds/burns, post-operative wounds, and draining wounds. For clarity, “Field” does not include, without limitation, ocular, internal surgical, cardiac, ENT, dental, cosmetic, plastic, reconstructive, pain management, urology, OB/GYN, sports medicine or orthopedic applications. For the avoidance of doubt, the Field has been defined to preserve for Derma the exclusive right to Commercialize the Licensed Products to wound care physicians, podiatrists, and other healthcare providers principally treating wound care patients with the types of wounds set forth above. The Parties agree that the Field does not preclude or otherwise limit BIOD’s Commercialization of the Licensed Products under different trade names and marks to healthcare providers in other clinical specialties.

“First Commercial Sale” means, with respect to a Licensed Product, the first sale, transfer or disposition for value or for end use to a Third Party of such Licensed Product in the Territory.

“First Successful Trial Completion Date” means the date on which the first randomized controlled trial meets the trial primary endpoint of wound closure.

“Governmental Authority” means any federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

“Indemnified Party” has the meaning set forth in Section 9.3.

“Indemnifying Party” has the meaning set forth in Section 9.3.

“Infringement” has the meaning set forth in Section 7.2(a).

“Initial License Fee” has the meaning set forth in Section 6.1.

“Know-How” means all technical information and know-how, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, expertise, materials, methods, protocols and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formula, and expertise.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, state, provincial, county, city or other political subdivision.

“Liabilities” has the meaning set forth in Section 9.1.

“License Fees” has the meaning set forth in Section 6.1.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

“Licensed Product” means either BioDExcel amniotic extracellular membrane or AmnioMatrix viable tissue matrix (marketed outside the Field as BioDFactor), to be marketed by Derma under the BIOD Marks set forth in Exhibit B, for use in the Field in the Territory. “Licensed Products” shall mean both such products collectively.

“Milestone Event” has the meaning set forth in Section 6.2.

“Milestone Payment” has the meaning set forth in Section 6.2.

“Net Sales” means, with respect to any Licensed Product, gross amounts invoiced by Derma or its Affiliates to Third Parties for the sale or other commercial disposition of such Licensed Product anywhere within the Territory, including sales to wholesale distributors, less deductions from such amounts calculated in accordance with the Accounting Standards so as to arrive at “net sales” under the Accounting Standards.

(a)          Net Sales, and any and all set-offs against gross amounts invoiced, shall be determined from books and records maintained in accordance with the Accounting Standards, consistently applied throughout the organization and across all products of the entity whose sales of any Licensed Product are giving rise to Net Sales.

(b)          Sales or other commercial dispositions of Licensed Products between Derma and its Affiliates, and Licensed Products provided to Third Parties without charge in connection with research and development, clinical trials, or for use as samples shall be excluded from the computation of Net Sales, and no payments will be payable on such sales or such other commercial dispositions, except where such an Affiliate is an end user of the Licensed Product.

(c)          Except as provided in clause (b) of this definition of Net Sales, if a Licensed Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s length and for cash. Such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of the relevant Licensed Product in arm’s length transactions in the Territory.

(d)          Notwithstanding the foregoing, in the event a Licensed Product is sold as a Combined Product, Net Sales shall be calculated by multiplying the Net Sales of the Combined Product by the fraction A/(A+B), where A is the gross invoice price of the Licensed Product if sold separately and B is the gross invoice price of the other product(s) included in the Combined Product if sold separately. If no such separate sales are made by Derma or its Affiliates, Net Sales of the Combination Product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combined Product, which shall be based upon the relative value of the active components of such Combined Product.

As used in this definition: (i) “Accounting Standards” means (a) GAAP (United States Generally Accepted Accounting Principles); or (b) IFRS (International Financial Reporting Standards), in either case, consistently applied, and (ii) “Combination Product” means any product that comprises a Licensed Product sold in conjunction with another active component so as to be a combination product (whether packaged together or in the same therapeutic formulation).

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

“Non-Bankrupt Party” has the meaning set forth in Section 11.5.

“North America” means the countries of the United States, Canada and Mexico, their territories and possessions.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Pass Through Code” shall mean the issuance by Medicare for BIODExcel or AmnioMatrix of a transitional designation HCPCS C-Code provided for certain “new” drugs, devices and biological agents that were not being paid for as a hospital outpatient department service as of December 31, 1996, and whose cost is “not insignificant” in relation to the OPPS payment for the procedures or services associated with the new drug, device, or biological.

“Patents” means, collectively, (a) pending patent applications (and patents issuing therefrom), issued patents, regional patents, utility models and designs; and (b) reissues, divisions, substitutions, confirmations, renewals, extensions, provisionals, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, divisionals, or any Supplementary Protection Certificates or restoration of patent terms of or to any patents, patent applications, utility models or designs, in each case being enforceable within the applicable territory.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Prior CDA” means that certain Mutual Confidentiality Agreement between the Parties dated November 21, 2013.

“Product Marks” has the meaning set forth in Section 7.5(a).

“Quality Agreement” has the meaning set forth in Section 4.5.

“Regulatory Clearance” means all clearances or registrations necessary, if any, for the commercial sale of a Licensed Product in the Field in the Territory, which shall include satisfaction of all applicable regulatory and notification requirements, but which shall exclude any pricing and reimbursement approvals.

“Regulatory Authority” means the FDA or any corollary agency involved in granting Regulatory Clearance in the Territory.

“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Clearances and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to market, manufacture, sell or otherwise Commercialize a Licensed Product in the Field in the Territory.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

“Remedial Action” has the meaning set forth in Section 4.6.

“Revenue” has the meaning set forth in Section 7.2(f).

“Royalty Term” has the meaning set forth in Section 6.3(b).

“Sell-Off Period” has the meaning set forth in Section 11.6(c).

“Supply Agreement” means that certain Distribution and Supply Agreement entered into by the Parties, dated the date hereof.

“Term” has the meaning set forth in Section 11.1.

“Termination by BIOD for Cause” has the meaning set forth in Section 11.6(a).

“Termination by Derma for Cause” has the meaning set forth in Section 11.7(a).

“Territory” means North America.

“Third Party” means any Person not including the Parties or the Parties’ respective Affiliates.

“Third Party In-License Agreement” means any license agreement between BIOD and any Third Party with respect to any Patents or Know-How within the BIOD Technology that are licensed to BIOD by a Third Party prior to the Effective Date.

“Threshold Year” means a period of four consecutive calendar quarters beginning on the first day of the calendar quarter following execution of this Agreement.

“USA” means the United States of America, including all possessions and territories thereof.

Article 2
LICENSES

2.1           License to Derma. Subject to the terms and conditions of this Agreement, BIOD hereby grants to Derma during the Term an exclusive, perpetual, royalty-bearing license, with the right to sublicense solely as provided in Section 2.3, to Commercialize, including to use, offer for sale and sell Licensed Products in the Field in the Territory. Derma shall not, and shall not permit any of its Affiliates to, use or practice any BIOD Technology outside the scope of the license granted to it under this Section 2.1. BIOD hereby expressly retains for itself and others exclusive rights under the BIOD Technology to manufacture Licensed Products (it being understood and agreed that the parties have entered into a Supply Agreement as of the Effective Date to address the supply of Licensed Products).

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

2.2          Exclusivity. As partial consideration for the grant of rights set forth in Section 2.1, Derma agrees that during the Term of this Agreement, it and its Affiliates shall not, directly or indirectly, develop, or Commercialize any Competing Product. To induce Derma to enter into this Agreement, BIOD agrees that, during the Term, it will not , Develop, manufacture, or Commercialize any Birth Tissue Product in the Field in the Territory except as contemplated by this Agreement, with the exception of one previously established relationship with Rochal Industries, LLP.

2.3          Derma Sublicense Rights.

(a)          Derma shall have the right to grant sublicenses of the licenses granted in Section 2.1 to its Affiliates, in each case, solely as set forth in this Section 2.3 (each such sublicense, a “Derma Sublicense Agreement”). Derma shall remain primarily responsible for all of its Affiliates’ activities and any and all failures by its Affiliates to comply with the applicable terms of this Agreement.

(b)          Derma shall, within thirty (30) days after granting any Derma Sublicense Agreement, notify BIOD of the grant of such sublicense and provide BIOD with a true and complete copy of the Derma Sublicense Agreement. Each Derma Sublicense Agreement shall be consistent with the terms and conditions of this Agreement and the Affiliate shall be bound by and subject to all applicable terms and conditions of this Agreement in the same manner and to the same extent as Derma is bound thereby.

2.4          BIOD Retained Rights. The licenses granted by BIOD under this Agreement are limited to those grants specifically set forth in Section 2.1 and Section 7.5(b). Nothing in this Agreement will be construed to grant any rights or licenses to any other intellectual property rights of BIOD. All rights, licenses, benefits and privileges not expressly granted to Derma hereunder are reserved by BIOD. For the avoidance of doubt, BIOD shall retain all ownership rights in all BIOD intellectual property, including the BIOD Technology.

2.5          Transition of Existing Relationships. Derma acknowledges that as of the Effective Date, BIOD has existing contractual relationships that grant various Third Parties the non-exclusive right to Commercialize the Licensed Products in the Field in the Territory. Following the public announcement of this Agreement, the Parties shall work together to determine which accounts or relationships may be transferred or assigned to Derma or, in the alternative, terminated in accordance with the applicable provisions of any such agreements.

Article 3
COMMERCIALIZATION

3.1          Commercialization Responsibilities. During the Term, Derma shall use Diligent Efforts to, and shall be responsible for all aspects of, the Commercialization of Licensed Products in the Field throughout the Territory. Such Commercialization responsibilities shall include: (a) developing and executing a commercial launch and pre-launch plan including considerations for the manufacture, packaging and distribution of commercial supplies of the Licensed Products and including a specific plan to diligently establish accounts or relationships with Department of Defense (‘DoD”) and Veterans Affairs (“VA”) facilities; (b) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of such Licensed Product; (c) marketing and promotion, including presence at tradeshows and wound care conferences; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of such Licensed Product in the Field in the Territory. Derma shall bear all of the costs and expenses incurred in connection with such Commercialization activities.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

3.2          Commercialization Plan. The strategy for the Commercialization of each Licensed Product shall be described in a comprehensive plan that describes the pre-launch, launch and subsequent Commercialization activities for such Licensed Product in the Field in the Territory for both commercial accounts and DoD/VA accounts reflected separately, which shall include, without limitation, (i) the annual anticipated Net Sales by state or geographic region within the Territory, (ii) the annual anticipated marketing expenses to be incurred within the Territory, (iii) the annual anticipated number of FTEs to be assigned to Commercialize within the Territory, and (iv) a report on pricing, advertising, education, planning, marketing, and sales force training (the “Commercialization Plan”). At least ten (10) Business Days prior to finalizing the Commercialization Plan, Derma shall provide a draft of such plan to BIOD for comments and suggestions and Derma shall consider such comments in connection with finalizing the plan.

3.3          Commercial Diligence. During the Term, Derma shall use Diligent Efforts to Commercialize each Licensed Product in the Field throughout the Territory, in each case as soon as Regulatory Clearance has been obtained (if any such clearance is required), and thereafter.

3.4          DSC-127. Derma is currently seeking approval for a drug known as DSC127 which is targeted at early stage treatment of diabetic ulcers. If and when Derma receives full approval of DSC-127, Derma shall have the following obligations:

(i)          Commercialization Spend.  During the 12-month period immediately following receipt of regulatory clearance of DSC127, Derma shall increase the amount it spends on the promotion of Licensed Products by at least *** over the amount Derma spent on the promotion of Licensed Products during the immediately prior 12-month period.

(ii)         Combined Product Detailing.  Derma shall cause its representatives who are detailing DSC127 to also detail Licensed Products with a goal of having the representatives include coverage of Licensed Products in at least *** of their contacts with doctors when they are detailing DSC127. Derma shall detail DSC127 only for its FDA approved indication (projected to be for the treatment of diabetic foot ulcers). Derma representatives shall continue to detail Licensed Products in other areas where the products have been, and could be, commercially successful including the management of venous leg ulcers, other chronic dermal ulcers, and burns.

(iii)        Commission Levels. Following the product launch of DSC127, Derma shall maintain the commissions paid to its sales representatives with respect to Licensed Products at or above the percentage level of those commissions that Derma paid to its sales representatives with respect to Licensed Products before that product launch.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL

(iv)        Confirmation of Diligent Efforts Obligation. For the avoidance of doubt, Derma’s obligation to use Diligent Efforts to Commercialize Licensed Products will continue throughout the Term and will not be lessened or otherwise affected by the approval, launch, or Commercialization of DSC127 if and when that product receives regulatory clearance.

3.5           DFU Study. Derma shall initially fund up to *** for a Diabetic Foot Ulcer (DFU) Study to support obtaining insurance reimbursement approvals for BIODExCel. Data from this or any other study conducted by Derma are not to be used for any other purpose without Derma’s prior written consent. If the DFU Study is successful in meeting its primary endpoint and there are no safety or other negative results of the DFU Study, then to the extent that the DFU Study costs less than ***, Derma agrees that it will spend at least the remaining balance of the *** on subsequent studies.

3.6           Records and Reports. Derma shall maintain complete, current and accurate records of (i) all Commercialization work conducted by it or its Affiliates; (ii) all data, Know-How and Patents resulting from such work; and (iii) all Commercialization Costs incurred in connection therewith (collectively, the “Commercialization Records”). By the end of the calendar months January and June of each year, Derma shall provide written reports to BIOD on its Commercialization of the Licensed Products, in a form reasonably acceptable to the Parties, detailing (i) all work conducted by it or its Affiliates during the previous six months; (ii) all data, Know-How and Patents resulting from such work during the previous six months; and (iii) all Commercialization Costs incurred in connection therewith during the previous six months. BIOD shall have the right to audit the financial records relating to the Commercialization Costs in accordance with Section 6.8, and shall have the right to review the Commercialization Records at reasonable times.

3.7           Subcontracts. Derma may perform any of its Commercialization obligations under this Agreement through its Affiliates and through one or more subcontractors or consultants, provided that (a) Derma obtains BIOD’s prior written consent to the selection of each such subcontractor such consent not to be unreasonably withheld; (b) Derma remains responsible for the work allocated to such Affiliates, subcontractors and consultants to the same extent it would if it had done such work itself; (c) the Affiliate or subcontractor (as the case may be) undertakes in writing obligations of confidentiality and non-use regarding Confidential Information, that are substantially the same as those undertaken by the Parties pursuant to Article 10 hereof, and (d) the Affiliate or subcontractor (as the case may be) agrees in writing to assign to Derma all data, inventions, other Know-How, Patents and other intellectual property developed in the course of performing any such work, in each case to the extent related to the Licensed Product (each, a “Derma Permitted Subcontractor”). Without limiting the foregoing, all Derma Permitted Subcontractors shall be subject to the applicable terms and conditions of this Agreement and no agreement with any Derma Permitted Subcontractor shall release Derma from any of its obligations under this Agreement. For purposes of determining Derma liability, any time the term “Derma” is used in this Agreement it includes all subcontractors performing any part of this Agreement on behalf of Derma. Upon BIOD’s request, Derma shall remove or replace any subcontractor, if BIOD determines, in its reasonable judgment that the continued use of such subcontractor is not in the best interests of BIOD.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Article 4
REGULATORY MATTERS

4.1           Regulatory Activities. BIOD shall be responsible for all regulatory filing requirements under 21 CFR Part 1271 and Section 361 of the Public Health Service Act and may, in its sole discretion, seek to obtain expanded Regulatory Clearance for the Licensed Products. BIOD shall file and own all right, title and interest in all Regulatory Materials designed to obtain or support any such Regulatory Clearance. Upon BIOD’s reasonable request and expense, Derma shall cooperate fully with, and provide assistance to, BIOD in connection with the activities set forth in this Section 4.1. As and when Derma develops a bona fide launch and Commercialization plan for either or both of Canada and Mexico, Derma shall use commercially reasonable efforts to obtain and support Regulatory Clearance in Canada and/or Mexico, as the case may be.

4.2           Regulatory Reports; Meetings with Regulatory Authorities. Each Party shall keep the other Party informed of material regulatory developments relating to Licensed Products in the Territory. BIOD shall provide Derma for review and comment all draft material regulatory filings related to the Licensed Products at least ten (10) Business Days in advance of their intended date of submission to any Regulatory Authority and shall consider any comments thereto provided by Derma. BIOD shall notify Derma as soon as practical of any Regulatory Materials (other than routine correspondence) related to the Licensed Products submitted to or received from any Regulatory Authority and shall provide Derma with copies immediately, but in no event more than five (5) Business Days after submission or receipt. BIOD shall provide Derma with reasonable advance notice of all meetings, conferences, and discussions scheduled with any Regulatory Authority concerning a Licensed Product to the extent such meeting affects this Agreement and/or Derma’s obligations hereunder, and BIOD shall consider any input from Derma in preparing for such meetings, conferences or discussions. In BIOD’s sole discretion, and if permitted by the relevant Regulatory Authority, Derma may be invited to attend such meetings, conferences or discussions at its own expense.

4.3           Regulatory Costs. BIOD shall be solely responsible for all costs and expenses incurred by it in the maintenance of its filing obligations under 21 CFR Part 1271 and Section 361 of the Public Health Service Act and may, in its sole discretion, incur such additional costs and expenses as it deems appropriate in connection with any expanded Regulatory Clearances for a Licensed Product. With respect to filings necessary to maintain Regulatory Clearances during the course of this Agreement, BIOD shall make such filings on a timely basis and shall provide Derma with a copy of all submissions made by it in order to maintain Regulatory Clearances. For the avoidance of doubt, Derma shall be solely responsible for all costs and expenses incurred by either Party in connection with (i) obtaining and/or maintaining coding and insurance reimbursement approvals, including but not limited to clinical or other studies in furtherance of the foregoing; and (ii) regulatory costs and expenses incurred in Canada and/or Mexico.

4.4           Notification of Threatened Action. Each Party shall immediately (but in any event within one Business Day) notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including a Regulatory Authority, which may affect the Commercialization or regulatory status of a Licensed Product. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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4.5           Adverse Event Reporting and Safety Data Exchange. As soon as practical, the Parties shall enter into a commercially reasonable Quality Agreement (the “Quality Agreement”). The Quality Agreement shall include customary guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, complaints, and any other information concerning the safety of any Licensed Product.

4.6           Remedial Actions. Each Party shall notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action or other regulatory action with respect to a Licensed Product taken by virtue of applicable Laws (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Derma shall, and shall ensure that its Affiliates will, maintain adequate records to permit the Parties to trace the distribution and use of the Licensed Products. BIOD shall have the right to decide whether any Remedial Action with respect to Licensed Products should be commenced and BIOD shall control and coordinate all efforts necessary to conduct such Remedial Action, provided that before taking action, BIOD shall consult with Derma as to the course of Remedial Action to be taken. If Derma disagrees with BIOD as to whether Remedial Action should be taken or what Remedial Action is appropriate, then the Executive Officers of the parties shall convene within 24 hours in an attempt to resolve the disagreement. If the disagreement cannot be resolved by them, then the dispute shall be decided by expedited arbitration pursuant to Article 12, provided that the arbitrator appointed shall have FDA regulatory experience. Notwithstanding the above, the parties shall comply with all orders of the FDA on a timely basis. The cost of any Remedial Action shall be borne by Derma, except that BIOD shall bear the cost of any Remedial Action to the extent the Remedial Action is made necessary by a manufacturing problem or defect affecting a Licensed Product.

Article 5
INTENTIONALLY OMITTED

Article 6
COMPENSATION

6.1           License Fees. As partial consideration for the rights granted to Derma herein, Derma shall pay to BIOD, on the Effective Date, the initial license fee set forth on Schedule 6.1 hereto (the “Initial License Fee”). The Initial License Fee shall be non-refundable and shall not be included in any calculation of the Gross Margin Percentage contemplated in Section 6.4 below.

6.2           Milestone Payments. Derma shall make non-refundable, non-creditable (to the calculation of Gross Margin Percentage or otherwise) milestone payments (each, a “Milestone Payment”) to BIOD upon the achievement of certain milestone events (each a “Milestone Event”) in connection with the Commercialization and/or sale of the Licensed Products as set forth on Schedule 6.2 hereto. Derma shall pay to BIOD each such amount within thirty (30) days after the achievement of the applicable Milestone Event. If any Milestone Event is achieved and Derma has not yet made one or more prior Milestone Payment(s), all previously unpaid Milestone Payments shall be due and payable together with the payment of the Milestone Payment for the first such subsequent Milestone Event achieved.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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6.3          Royalties.

(a)          Royalty Rates. Derma shall pay to BIOD royalties on aggregate annual Net Sales of all Licensed Products during the Royalty Term as set forth on Schedule 6.3(a) hereto, such royalties to be calculated by multiplying the applicable royalty rate in the table on Schedule 6.3(a) by the corresponding amount of incremental Net Sales of all Licensed Products in the Territory in each calendar year. All such royalties shall be non-refundable when received by BIOD.

(b)          Royalty Term. Royalties shall be due under this Section 6.3 during the period of time beginning from the First Commercial Sale of a Licensed Product in the Territory until the termination or expiration of this Agreement in accordance with Article 11, below, including through any Sell-Off Period in accordance with Section 11.6(c) (the “Royalty Term”).

(c)          Royalty Reports and Payments. Within twenty (20) days following the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of any Licensed Product is made anywhere in the Territory, Derma shall provide BIOD with a report containing the following information for the applicable calendar quarter on a Licensed Product-by-Licensed Product basis: (i) the amount of gross sales of such Licensed Product in the Territory, (ii) an itemized calculation of Net Sales in the Territory showing actual sales prices and deductions provided for in the definition of Net Sales, and (iii) a calculation of the royalty payment due on such sales. Within ten (10) days of the delivery of the applicable quarterly report, Derma shall pay in Dollars all amounts due to BIOD pursuant to Section 6.4 with respect to Net Sales by Derma and its Affiliates for such calendar quarter.

6.4          Profit Sharing. As additional compensation, on an annual basis, Derma shall supply BIOD within sixty (60) days of the end of the calendar year a calculation of the Gross Margin Percentage on the sale of Licensed Products. If and to the extent that the Gross Margin Percentage on the sale of Licensed Products exceeds ***, then Derma shall pay to BIOD *** of the amount of gross margin that exceeds the *** Gross Margin Percentage. For purposes of this Agreement, “Gross Margin Percentage” means the Net Sales of Licensed Products less Cost of Goods Sold (which shall include royalties payable pursuant to Section 6.3(a)), divided by the Net Sales of Licensed Products.

6.5          Common Stock Warrants. As additional compensation, Derma shall grant to BIOD upon execution hereof warrants to purchase 100,000 shares of Derma common stock pursuant to the Warrant to Purchase Common Stock annexed as Exhibit C hereto with an exercise price per share equal to the closing price of a share of Derma common stock on the date immediately preceding the public announcement of this Agreement.

6.6          Blocked Currency. In each country in the Territory where the local currency is blocked and cannot be removed from the country, royalties accrued on Net Sales in such country shall be paid to BDL in the equivalent amount in Dollars.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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6.7          Foreign Exchange. The rate of exchange to be used in computing the amount of currency equivalent in Dollars of Net Sales invoiced in other currencies shall be made at the closing exchange rate reported in The Wall Street Journal for the last Business Day of the applicable calendar quarter.

6.8          Payment Method; Late Payments. All payments due hereunder shall be made in Dollars by wire transfer of immediately available funds into an account in the USA designated by the payee Party. If a Party does not receive payment of any sum due to it on or before the due date (unless the sum is the subject of a good faith dispute), then in addition to any other right that the payee Party may have, the payor Party shall pay to the payee Party a late payment charge at the lower of 1.0% per month or the highest rate permitted by law, compounded daily and calculated on the basis of the number of days actually elapsed in a 365 day year, beginning on the due date and ending on the day prior to the day on which payment is made in full.  Interest accruing under this Section shall be due on demand.  The accrual or receipt by either Party of interest under this Section shall not constitute a waiver by that Party of any right it may otherwise have to declare a breach of or a default under this Agreement.

6.9          Records. Derma and its Affiliates shall maintain complete and accurate records in sufficient detail to permit BIOD to confirm the accuracy of the calculation of all payments required hereunder. BIOD shall have the right to audit such records in accordance with Section 6.10.

6.10       Audits. For a period of two (2) years from the end of the calendar year in which a payment was due hereunder, upon thirty (30) days prior notice, either Party (the “Audited Party”) shall (and shall require that its Affiliates) make such records relating to such payment available, during regular business hours and not more often than once each calendar year, for examination by an independent certified public accountant selected by the other Party (the “Auditing Party”), for the purposes of verifying compliance with this Agreement and the accuracy of the financial reports and/or invoices furnished pursuant to this Agreement. The results of any such audit shall be shared by the auditor with both Parties and shall be considered Confidential Information of both Parties. Any amounts shown to be owed by either Party to the other Party shall be paid within thirty (30) days from the auditor’s report, plus interest (as set forth in Section 6.6) from the original due date. The Auditing Party shall bear the full cost of such audit unless such audit discloses a deficiency in the Audited Party’s payments of greater than five percent (5%), in which case the Audited Party shall bear the full cost of such audit.

6.11       Taxes.

(a)          Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(b)          Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, Milestone Payments, and other payments made by Derma to BIOD under this Agreement. To the extent Derma is required to deduct and withhold taxes on any payment to BIOD, Derma shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to BIOD an official tax certificate or other evidence of such withholding sufficient to enable BIOD to claim such payment of taxes. BIOD shall provide Derma any tax forms that may be reasonably necessary in order for Derma not to withhold tax or to withhold tax at a reduced rate under applicable Law. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. Derma shall require its Affiliates in the Territory to cooperate with BIOD in a manner consistent with this Section (b).

Article 7
INTELLECTUAL PROPERTY MATTERS

7.1          Prosecution of Patents.

(a)          BIOD Prosecuted Patents.

(i)          Subject to Section 7.1(a)(ii) below, as between the Parties, BIOD shall have the first right to prepare, file, prosecute and maintain the BIOD Patents both in the Territory and internationally. The costs of preparation, filing, prosecution and maintenance of BIOD Patents in the Territory shall be included in Commercialization costs, and promptly reimbursed by Derma to BIOD. BDL does not represent or warrant that the BIOD Patents, to include the pending patent applications listed in Exhibit A, will matriculate into issued patents.

(ii)         If BIOD decides to cease the prosecution or maintenance of any BIOD Patent, it shall notify Derma in writing sufficiently in advance (but in no event less than ten (10) Business Days in advance) of the first date on which failure to act by BIOD might prejudice the prosecution or maintenance of the BIOD Patent so that Derma may, at its discretion, assume the responsibility for the prosecution or maintenance of such BIOD Patent, at Derma’s cost and expense. If Derma assumes the prosecution or maintenance of any BIOD Patent, BIOD shall assign to Derma, without further consideration, BIOD’s rights in and to that BIOD Patent for Commercialization in the Field in the Territory and BIOD shall retain all rights thereto in connection with the use, exploitation or Commercialization of such BIOD Patent outside the Field or outside the Territory. Notwithstanding the foregoing, Derma agrees not to rescind or take any action that could result in the rescission of any Nonpublication Requests under 35 U.S.C. 122 (b)(2)(B)(i) previously filed by BIOD without the prior written consent of BIOD.

(b)          Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation, at the requesting Party’s expense, in the patent prosecution efforts provided above in this Section 7.1, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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7.2          Enforcement of BIOD Patents.

(a)          Notification. If either Party becomes aware of any existing or threatened infringement of the BIOD Patents (an “Infringement”), which infringing activity involves the using, making, importing, offering for sale or selling of Licensed Products or a Competing Product or otherwise adversely affects or is reasonably expected to adversely affect the Commercialization of any Licensed Product, it shall promptly notify the other Party in writing to that effect and the Parties shall consult with each other regarding any actions to be taken with respect to such Infringement.

(b)          Joint Enforcement Actions. Subject to the terms of subpart (c) below, it is anticipated that the Parties will cooperate in the bringing of any appropriate suit or taking of other action against any Third Party engaged in any Infringement (an “Enforcement Action”), and that they will share equally (i.e.: 50% to Derma and 50% to BIOD) both in all costs and expenses of, and any Revenues received as a result of any Enforcement Actions.

(c)          Independent Enforcement Actions in Certain Circumstances.

(i)          BIOD First Right of Independent Enforcement. If Derma declines to participate in an Enforcement Action on the 50/50 basis contemplated by Section7.2(b), (x) BIOD will have the right but not the obligation, at its own cost to take such Enforcement Action as it deems appropriate, and (y) Derma will assist and if necessary be joined in any suit that is part of such Enforcement Action, subject to BIOD reimbursing Derma for all costs and expenses incurred by, and indemnifying Derma against any Claims made against, Derma as a result of the Enforcement Action. Any Revenue received as a result of any Enforcement Action so taken by BIOD shall be for the sole account of BIOD.

(ii)         Derma Back-Up Right of Enforcement. If BIOD declines to participate in an Enforcement Action on the 50/50 basis contemplated by Section 7.2(b), (x) Derma will have the right but not the obligation, at its own cost, to take such Enforcement Action as it deems appropriate, and (y) Derma may join BIOD as a party to any relevant proceedings to the extent reasonably necessary, subject to Derma reimbursing BIOD for all costs and expenses incurred by, and indemnifying BIOD against any Claims made against, BIOD as a result of the Enforcement Action. Any Revenue received as a result of any Enforcement Action so taken by Derma shall be for the sole account of Derma.

(d)          Collaboration. In the case of any independent Enforcement Actions by either Party, the other Party shall provide to the enforcing Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(e)          Settlement. Neither Party shall settle any independent Enforcement Action that it brings under Section 7.2(c) in a manner that would negatively impact the applicable BIOD Patents (e.g., shorten the life of such Patents or narrow their scope) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed.

(f)          Revenue Defined. The term “Revenue” includes all fees, minimum royalties, payments, compensation, or consideration of any kind, including without limitation in-kind payments, forbearance in connection with settlement, equity amounts taken in lieu of cash, or discounts below fair market value of equity received by either Party or its Affiliates as a result of any Enforcement Action, without regard to which entity pays, transfers or otherwise provides the Revenue, or how the Revenue is structured, denominated, or paid transferred or provided.

7.3         Infringement of Third Party Rights in the Territory. If any Licensed Product used or sold by Derma or its Affiliates becomes the subject of a Third Party’s claim or assertion of infringement of a Third Party’s Patent granted by a jurisdiction within the Territory, Derma shall promptly notify BIOD and the Parties shall agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action. Derma shall be solely responsible for the defense of any such infringement claims, at Derma’s cost and expense, but Derma will be entitled to indemnification from BIOD under Section 9.1 with respect to any such costs and expenses if and to the extent those costs and expenses are incurred as a result of the breach or inaccuracy of any representation or warranty made by BIOD in this Agreement.

7.4         Patent Marking. Derma and its Affiliates shall mark each Licensed Product marketed and sold by Derma or its Affiliates hereunder with appropriate patent numbers or indicia.

7.5         Trademarks.

(a)          Product Marks. Derma shall have the right to use BIOD Marks to brand the Licensed Products and create all Licensed Product labels (as set forth in Section 7.5(b) below) for the Licensed Products (the “Product Marks”). Derma shall give the proper attribution on each Licensed Product to BIOD as provider of the BIOD Technology, and otherwise as directed by BIOD. The Parties shall mutually agree upon the form and substance of such attribution rights. BIOD agrees not to use or license for use any trademark using the name “Amnio” during the Term (whether in the Field or outside the Field, or in the Territory or outside the Territory) except (i) for uses outside the Field and (ii) for use in connection with products that are physically different in appearance from any Licensed Product. In the event that Derma desires to brand the Licensed Products using an alternative name, Derma shall first propose such alternative name to BIOD for its approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and Derma shall pay or reimburse BIOD, as the case may be, for all costs and expenses incurred in connection with confirming the availability of such names and protecting the marks associated with their use. In such a case, BIOD will own the Marks for the name.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(b)          BIOD Marks. Subject to the terms and conditions of this Agreement, BIOD hereby grants to Derma an exclusive license to use and display, during the Term and in the Field in the Territory, the trademarks as set forth in Exhibit B and any derivations thereof (the “BIOD Marks”), to identify (i) on the Licensed Products themselves, (ii) as part of the Product Marks and (iii) on any other labels, promotional materials or Regulatory Materials used in connection with any Licensed Product. Derma shall follow BIOD’s written trademark guidelines at all times as to the use of the BIOD Marks. Other than as expressly set forth herein, use of the BIOD Marks shall not confer on Derma any right to or interest in such trademarks, and Derma acknowledges and agrees that all use of the BIOD Marks and the goodwill generated thereby shall inure solely to the benefit of BIOD. Derma shall not use, adopt, file, register, seek to register or take any other action to use or establish rights in any mark anywhere in the world which is comprised of, derivative of, a combination with, or otherwise confusingly similar to, any BIOD Marks or file any application to register any trademark or trade name that is confusingly similar to the BIOD Marks.

7.6          Inventions Generally. Inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement (including those which are improvements to BIOD Know-How, BIOD Patents or otherwise to BIOD’s intellectual property, or which relate to a Licensed Product), by either BIOD or Derma (or both, jointly) shall be owned by BIOD. Each Party hereby makes all assignments to the other in order to effect the foregoing, and each agrees, at the other’s cost and expense, to take all further actions requested by the other in order to perfect the foregoing assignment. All rights assigned to BIOD by Derma shall be deemed to be BIOD Know-How or BIOD Patents, as applicable.

DSC-127. Inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement that combine BIOD Technology and any new intellectual property associated with DSC 127 but not owned by Derma’s licensor shall be jointly owned by BIOD and Derma. Each Party hereby agrees to cooperate to make all filings in connection with the same and shall share equally all costs and expenses in connection therewith. Notwithstanding the joint ownership, any such inventions shall be deemed to be exclusively licensed to Derma pursuant to the terms of Section 2.1 of this Agreement.

Article 8
REPRESENTATIONS AND WARRANTIES; COVENANTS

8.1          Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a)          Organization. As of the Effective Date, such Party is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Such Party is not in violation of any of the provisions of its respective certificate or articles of incorporation, formation, bylaws or other organizational or charter documents.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(b)          Authorization; Enforcement. Such Party has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or action is required by it, its Board of Directors or its stockholders. This Agreement has been duly executed by such Party and is the valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)          No Conflicts. The execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby does not, (i) conflict with or violate any provision of the such Party’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) in any material respect, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which such Party is a party or by which any property or asset of such Party is bound, or affected, other than non-exclusive Distribution and Supply Agreements that may be terminated by BIOD in connection with entering into this Agreement, or (iii) in any material respect, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Party is subject, or by which any property or asset of such Party is bound or affected.

8.2          Additional Representations and Warranties of BIOD. BIOD represents and warrants to Derma as follows, as of the Effective Date:

(a)          It has sufficient legal and/or beneficial title, ownership or license to the BIOD Technology to grant the licenses to Derma as purported to be granted pursuant to this Agreement;

(b)          It has not received any written notice from any Third Party asserting or alleging that any research or development of any Licensed Product by BIOD prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(c)          Except as set forth in Schedule 8.2(c), there are no pending, and to BIOD’s knowledge, no threatened, adverse actions, suits or proceedings against BIOD involving BIOD Technology or any Licensed Product;

(d)          The BIOD Patents include all Patents that Cover the Licensed Products that are Controlled by BIOD and/or its Affiliates on the Effective Date;

(e)          BIOD is not a party to any Third Party In-License Agreement regarding any Licensed Product; and

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(f)          There have been no prosecutorial irregularities in prosecuting the BDL Patents.

8.3          Mutual Covenants.

(a)          No Debarment. In the course of the Commercialization of the Licensed Products, each Party shall not use any employee or consultant who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b)          Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the Commercialization of Licensed Products and performance of its obligations under this Agreement, including the statutes, regulations and written directives of the FDA, the EMA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 USAC. 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 USAC. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.

8.4          Disclaimer. Derma understands that the Licensed Product and Licensed Products are the subject of ongoing clinical research and development and that BIOD cannot assure the efficacy or Regulatory Clearance that may be required with respect to any Licensed Product. In addition, BIOD makes no warranties except as set forth in this Article 8 concerning the BIOD Technology. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PATENTABILITY, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL IMPLIED REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY DISCLAIMED.

Article 9
INDEMNIFICATION

9.1          Indemnification by BIOD. Subject to the terms and conditions of this Agreement, BIOD shall indemnify and hold harmless Derma, and its directors, officers, employees, agents, Affiliates and contractors (collectively, the “Derma Indemnitees”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), resulting from any claims, demands, actions or other proceedings by any Third Party (including claims based upon products liability) (“Claims”) to the extent resulting from (a) the breach or inaccuracy of any representation or warranty made by BIOD in this Agreement; or (b) the breach by BIOD of any of its obligations under this Agreement or under the Supply Agreement, including any product liability Claims arising from manufacturing problems or defects (c) activities relating to the Licensed Products prior to the signing of this Agreement. The foregoing indemnity obligation shall not apply to the extent that (i) the Derma Indemnitees fail to comply with the indemnification procedures set forth in Section 910.3 and BIOD’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Section 9.2(a), 9.2(b) or 9.2(c) for which Derma is obligated to indemnify the BIOD Indemnitees under Section 9.2.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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9.2          Indemnification by Derma. Derma shall indemnify and hold harmless BIOD, and its directors, officers, employees, agents, Affiliates and contractors (collectively, the “BIOD Indemnitees”), from and against all Liabilities resulting from any Claims to the extent resulting from (a) the breach or inaccuracy of any representation or warranty made by Derma in this Agreement; (b) the breach by Derma of any of its obligations under this Agreement; or (c) the Commercialization of the Licensed Products by or on behalf of Derma or its Affiliates to the extent the Claim is based on a failure by Derma to adhere to regulatory constraints in its promotional activities. The foregoing indemnity obligation shall not apply to the extent that (i) the BIOD Indemnitees fail to comply with the indemnification procedures set forth in Section 10.3 and Derma’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Section 9.1(a) or 9.1(b) for which BIOD is obligated to indemnify the Derma Indemnitees under Section 9.1.

9.3          Indemnification Procedures. The Party claiming indemnity under this Article 9 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice, and the Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. Each Party shall not settle or compromise any Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned. If the Parties cannot agree as to the application of the foregoing Sections 9.1 and 9.2, each may conduct separate defenses of the Claim, and each Party reserves the right to claim indemnity from the other in accordance with this Article 9 upon the resolution of the underlying Claim.

9.4          Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

9.5          Insurance. Each Party shall, at all times during the Term of this Agreement and for five (5) years thereafter, obtain and maintain at its own expense the following types of insurance, with limits of liability not less than those specified below:

(a)          Commercial general liability insurance against claims for bodily injury and property damage which shall include contractual coverage and product liability coverage, with limits of not less than *** per occurrence and *** in the aggregate (which may be met by a combination of primary, excess and umbrella coverage). The other Party, its officers, directors, representatives and Affiliates shall be named as additional insureds.

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(b)          Workers compensation and employers’ liability with limits to comply with the statutory requirements of the state(s) in which the Agreement is to be performed. The policy shall include employers’ liability for not less than *** per accident.

All policies shall be issued by insurance companies with an A.M. Best’s rating of Class A-V (or its equivalent) or higher status. Each Party shall deliver certificates of insurance evidencing coverage as an additional insured to the other Party promptly after the execution of this Agreement and annually thereafter. To the extent permitted by the insurance carriers, all policies provided for herein shall expressly provide that such policies shall not be cancelled, terminated or altered without at least thirty (30) days prior written notice to the insured Party, and each insuring Party shall immediately notify the insured Party in the event that a policy provided for herein is cancelled, terminated or altered.

Article 10
CONFIDENTIALITY

10.1        Confidentiality. During the Term and for a period of five (5) years thereafter, each Party shall maintain all Confidential Information of the other Party in trust and confidence and shall not, without the written consent of the other Party, disclose any Confidential Information of the other Party to any Third Party or use any Confidential Information of the other Party for any purpose other than as necessary in connection with the exercise of rights or discharge of obligations under this Agreement. The confidentiality obligations of this Section 10.1 shall not apply to Confidential Information to the extent that the receiving Party can establish by competent evidence that such Confidential Information: (a) is publicly known prior or subsequent to disclosure without breach of confidentiality obligations by such Party or its employees, consultants or agents; (b) was in such Party’s possession at the time of disclosure without any restrictions on further disclosure; (c) is received by such receiving Party, without any restrictions on further disclosure, from a Third Party who has the lawful right to disclose it; or (d) is independently developed by employees or agents of the receiving Party who had no access to the disclosing Party’s Confidential Information.

10.2        Authorized Disclosure. Nothing herein shall preclude a Party from disclosing the Confidential Information of the other Party to the extent:

(a)          such disclosure is reasonably necessary (i) for the filing or prosecuting of Patents as contemplated by this Agreement; (ii) to comply with the requirement of Regulatory Authorities with respect to obtaining and maintaining Regulatory Clearance (or any pricing and reimbursement approvals) of a Licensed Product; or (iii) for prosecuting or defending litigations as contemplated by this Agreement;

(b)          such disclosure is reasonably necessary to its employees, agents, consultants or contractors on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in the case of any such agents, consultants or contractors, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

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(c)          such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(d)          such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, a valid order of a court of competent jurisdiction, administrative subpoena or order.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to either of Sections 10.2(a) or 10.2(d), such Party shall promptly notify the other Party of such required disclosure and the proposed form of such disclosure and, to the extent commercially reasonable, shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

10.3        Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason (but in no event more than 45 days from such termination or expiration), each Party shall return to the other Party all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party and shall permanently delete all electronic copies or files related thereto. In connection with such return and/or deletion of Confidential Information, the Executive Officers of each Party shall certify in writing that such Party has fully complied with its obligations under this Section 10.3.

10.4        Publicity; Terms of the Agreement; Confidential Treatment.

(a)          The Parties agree that the terms of this Agreement (including without limitation any exhibits and schedules hereto) shall be considered Confidential Information of each Party, subject to the special authorized disclosure provisions set forth in Section 10.2 and this Section 10.4.

(b)          If either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld. A Party commenting on such a proposed press release shall provide its comments, if any, within three (3) business days after receiving the press release for review. In addition, to the extent required by applicable Laws, including regulations promulgated by applicable security exchanges, each Party shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Clearances in the Territory as they occur, subject to the other Party’s consent as to form and substance of such announcement, which shall not be unreasonably withheld or delayed. In relation to the other Party’s review and approval of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone has been achieved and triggered a payment hereunder. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 10.4, provided such information remains accurate as of such time.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(c)          In addition, the Parties acknowledge that either or both Parties may be obligated to file under applicable law and regulation a copy of this Agreement with the USA Securities and Exchange Commission or similar stock exchange authorities. Each Party shall be entitled to make such a required filing; provided, however, that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party shall provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.

10.5        Technical Publication. Neither Party may publish peer reviewed manuscripts or give other forms of public disclosure such as abstracts and media presentations (such disclosure collectively, for purposes of this Section 10.5, “publication”), of results of studies carried out under this Agreement, without the opportunity for prior review by the other Party, except to the extent required by applicable Laws. A Party seeking publication shall provide the other Party the opportunity to review and comment on any proposed publication that relates to the Licensed Product at least thirty (30) days (or at least ten (10) days in the case of abstracts and media presentations) prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its comments in writing, if any, within twenty (20) days (or within five (5) days in the case of abstracts and media presentations) after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s reasonable request to remove any and all of such other Party’s Confidential Information from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period up to sixty (60) days in the event that the other Party can demonstrate reasonable need for such delay in order to accommodate the preparation and filing of a patent application. If the other Party fails to provide its comments to the Party seeking publication within such twenty (20)-day period (or five (5)-day period, as the case may be), such other Party shall be deemed not to have any comments, and the Party seeking publication shall be free to publish in accordance with this Section 10.5 after the thirty (30)-day period (or ten (10)-day period, as the case may be) has elapsed. The Party seeking publication shall provide the other Party a copy of the publication at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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10.6        Equitable Relief. Each Party acknowledges that its breach of Article 10 of this Agreement may cause irreparable injury to the other Party for which monetary damages may not be an adequate remedy. Therefore, each Party shall be entitled to seek injunctive and other appropriate equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 10 by the other Party. The rights and remedies provided to each Party in this Article 10 are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

Article 11
TERM AND TERMINATION

11.1        Term. The term during which this Agreement is in effect (the “Term”) shall commence on the Effective Date and, unless and until this Agreement is terminated pursuant to another section of this Article 11, shall continue thereafter so long as Derma continues to Commercialize any Licensed Product in the Field in the Territory.

11.2        Termination by Mutual Agreement. The Parties may terminate this Agreement in whole or in part as, and at such time, and with such effect, as may be mutually agreed upon in writing by the Parties.

11.3        Termination by BIOD for Patent Challenge or Failure to Meet Thresholds

(a)          For Patent Challenge. BIOD may terminate this Agreement in its entirety immediately upon written notice to Derma if Derma or its Affiliates (directly or indirectly, individually or in association with any other person or entity) challenges the validity, enforceability or scope of any BIOD Patent or trade secret anywhere in the world.

(b)          For Failure to Meet Thresholds. This Section 11.3(b) will be effective only if the failure of Derma to achieve Net Sales of Licensed Products as set forth below was not attributable, in whole or in part, to a failure by BIOD to supply Licensed Products in quantities sufficient to support achievement of that level of Net Sales. Subject to this limitation, if Net Sales of Licensed Products for any period are less than the annual minimum Net Sales set forth on Schedule 6.4 attached hereto, BIOD may, by notice given to Derma not later than the end of the third calendar month after the end of the fiscal year in which the minimum has not been met, notify Derma that BIOD has elected to terminate this Agreement effective on a date specified in the notice that must be at least three calendar months after the date of the notice. Upon receipt of any such notice from BIOD, Derma will have the option of either (x) agreeing to the termination, in which case the Agreement will terminate on the date specified by BIOD in the notice, or (y) paying to BIOD, within 30 days of receipt of the notice, an amount equal to difference between the royalties paid by Derma to BIOD with respect to Net Sales during that Threshold Year pursuant to Section 6.3 and the amount of royalties that would be owed if the annual minimum Net Sales for that Threshold Year had been achieved plus any milestone payments that are payable under Schedule 6.2 in which case the Agreement will not be terminated but will continue in accordance with its terms. If there are changes after the date of this Agreement in regulations or reimbursement status that materially affect the Licensed Products, the parties agree to negotiate in good faith a reduction of the Net Sales requirements.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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11.4        Termination by Either Party for Material Breach.

(a)          Subject to Section 11.4(b), each Party shall have the right to terminate this Agreement in its entirety upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement, or under the Supply Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within (i) ten (10) days for any failure to make any payment when due under this Agreement or the Supply Agreement; or (ii) with respect to any other alleged breach, sixty (60) days from the date of such notice.

(b)          If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 11.4(a), and such alleged breaching Party provides the other Party notice of such dispute within the applicable cure period, then the non-breaching Party shall not have the right to terminate this Agreement under Section 11.4(a) unless and until an arbitrator, in accordance with Article 12, has determined that the alleged breaching Party has materially breached the Agreement and such breaching Party fails to cure such breach within the applicable cure period (measured as commencing after the arbitrator’s decision). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

11.5        Termination by Either Party for Bankruptcy. To the extent permitted under applicable Laws, if at any time during the Term of this Agreement, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Non-Bankrupt Party”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon sixty (60) days written notice to the Bankrupt Party. It is agreed and understood that if the Non-Bankrupt Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Non-Bankrupt Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein. The term “Event of Bankruptcy” means: (a) filing, in any court or agency pursuant to any statute or regulation of any state or country, (i) a petition in bankruptcy or insolvency, (ii) for reorganization or (iii) for the appointment of (or for an arrangement for the appointment of) a receiver or trustee of the Bankrupt Party or of its assets; (b) with respect to the Bankrupt Party, being served with an involuntary petition filed in any insolvency proceeding, which such petition is not dismissed within sixty (60) days after the filing thereof; (c) proposing or being a party to any dissolution or liquidation when insolvent; or (d) making an assignment for the benefit of creditors. Without limitation, the Bankrupt Party’s rights under this Agreement shall include those rights afforded by 11 USAC. § 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) and any successor thereto. If the bankruptcy trustee of a Bankrupt Party as a debtor or debtor-in-possession rejects this Agreement under 11 USAC. § 365(o) of the Bankruptcy Code, the Non-Bankrupt Party may elect to retain its rights licensed from the Bankrupt Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 USAC. § 365(n) of the Bankruptcy Code, and any other relevant Laws.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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11.6        Effect of Termination by BIOD for Cause.

(a)          General. Upon any termination of this Agreement by BIOD pursuant to Section 11.3 (patent challenge or failure to meet thresholds), or Section 11.4 (material breach), (any such termination being a “Termination by BIOD for Cause”), (i) all licenses and rights granted to Derma under this Agreement shall terminate, (ii) Derma shall immediately transfer and assign to BIOD or its designee all materials, Know-How, Regulatory Materials, licenses, Third Party agreements and other items as are reasonably necessary for BIOD to continue the Commercialization of Licensed Product and Licensed Products and (iii) Derma shall immediately cease all sales, marketing and distribution of Licensed Products, subject to Section 11.6(c). For the avoidance of doubt, Derma shall be entitled to retain all information with respect to its customers.

(b)          Additional Effects of Termination by BIOD for Cause. Without limiting the generality of Section 11.6(a), the following rights and consequences shall apply upon any Termination by BIOD for Cause:

(i)          Regulatory Materials; Data. To the extent permitted by applicable Laws, Derma shall transfer and assign to BIOD all Regulatory Materials to extent such Regulatory Materials are not owned by BIOD, and related data and Know-How relating to the Licensed Products and shall treat the foregoing as Confidential Information of BIOD (and not of Derma); provided that Derma shall be allowed to retain any such materials that a Regulatory Authority requires Derma to retain under applicable Laws.

(ii)         Derma Assignment. Derma hereby irrevocably assigns to BIOD, effective upon such termination, a non-exclusive, fully paid, worldwide, fully transferrable, irrevocable license (with the right to grant sublicenses through multiple tiers) all Patents and Know-How (i) Controlled by Derma (or its Affiliates) as of the effective date of such termination and (ii) related to or useful in connection with Licensed Products.

(iii)        Transition Assistance. Derma shall provide such assistance, at no cost to BIOD, for a period of up to 120 days as may be reasonably necessary or useful for BIOD to continue Commercializing Licensed Products throughout the Territory, including assigning or amending as appropriate, upon request of BIOD, any agreements or arrangements with Third Party vendors to Market and/or Commercialize Licensed Products. To the extent that any such contract between Derma and a Third Party is not assignable to BIOD, Derma shall reasonably cooperate with BIOD to arrange to continue to provide such services for a reasonable time after termination. Derma shall not, during such applicable notice period, take any action that could reasonably be expected to have a material adverse impact on the further Commercialization of any Licensed Product.

(iv)        Inventories. Subject to Section 11.6(c), BIOD shall have the right to purchase from Derma any and all of the inventory of Licensed Products held by Derma as of the effective date of termination at a price equal to Derma’s actual cost to acquire such inventory. BIOD shall notify Derma within thirty (30) days after the effective date of termination whether BIOD elects to exercise such right.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(c)          Derma’s Right to Sell Off. If the Termination by BIOD for Cause is not a termination by BIOD under Section 11.4 (following a material breach by Derma), Derma, for a period of ninety days (90) from the effective date of termination, shall have the right to market, distribute, offer to sell and sell off then-existing inventory of Licensed Products then on hand (the period referred to in this Section 11.6(c), the “Sell-Off Period”). Following the expiration of the Sell Off Period, Derma shall immediately cease all sales, marketing and distribution of the then-existing inventory Licensed Products on hand as of the end of such Sell-Off Period, and BIOD, at its option, shall (x) have the right to purchase from Derma any and all of the inventory of Licensed Products held by Derma as of the last date of the Sell-Off Period at a price equal to Derma’s actual cost to acquire such inventory, or (y) instruct Derma to destroy such remaining inventory.

For clarity, Derma shall continue to perform all of its obligations under this Agreement with respect to the Commercialization of Licensed Products until the effective date of termination and shall not modify in any material respects such activities from past practices during such period.

11.7        Effect of Termination by Derma for Cause.

General. Upon any termination of this Agreement by Derma pursuant to Section 11.4 (following a material breach by BIOD), or Section 11.5 (following BIOD’s bankruptcy) (any such termination being a “Termination by Derma for Cause”), (i) all right, title and interest in and to the BIOD Marks (including without limitation the name “AmnioMatrix” and any derivations thereof) shall automatically be deemed transferred to Derma, (ii) for a period of not more than 180 days, BIOD shall use Diligent Efforts to identify and qualify an alternative supplier of similar products, (iii) for a period of not more than an additional 180 days, BioD shall use Diligent Efforts to continue to supply to Derma Licensed Products until such time as the alternative supplier is able to manufacture a sufficient supply of similar products. If an alternative supplier cannot be identified: (i) Derma shall be designated as the alternative supplier for the production of AmnioExCel, and BIOD shall train such supplier or Derma, as the case may be, in the manufacturing process for AmnioExCel; (ii) BIOD shall use Diligent Efforts to transfer, to the extent permitted by law, all Regulatory Clearances with respect to AmnioExCel to Derma for use in the Field in the Territory; (iii) BIOD shall use Diligent Efforts to provide general guidance for the production of a viable tissue matrix, absent the transfer of any BIOD Technology. For the avoidance of doubt, other than the transfer of the AmnioMatrix Mark, BIOD shall be under no obligation to transfer any BIOD Patents, Know-How, or BIOD Technology related to the manufacture or production of AmnioMatrix.

Additional Effects of Termination by Derma for Cause. Without limiting the generality of Section 11.7(a), the following rights and consequences shall apply upon any Termination by Derma for Cause:

(i)          Transition Assistance. BIOD shall provide such assistance as may be reasonably necessary or useful for Derma to continue the sale of the Licensed Products in the Field throughout the Territory, including assigning or amending as appropriate, upon request of BIOD, any agreements or arrangements with Third Party vendors to further Market and/or Commercialize the Licensed Products. To the extent that any such contract between BIOD and a Third Party is not assignable to Derma, BIOD shall reasonably cooperate with Derma, at Derma’s cost and expense, to arrange to continue to provide such services for a reasonable time after termination, but in no event shall such time exceed 120 days without the written agreement of the Parties.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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11.8         Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: Section 6.3, 6.4, 6.8, 6.10, 6.11,7.6, 8.1, 8.2, 8.4, Articles 9 and 10, Sections 11.3, 11.4, 11.6, and 11.7.

Article 12
DISPUTE RESOLUTION

12.1         Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement or the Supply Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 12 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement or the Supply Agreement, if and when a dispute arises under this Agreement.

12.2         Internal Resolution. With respect to all disputes arising between the Parties under this Agreement or the Supply Agreement, including any alleged breach or any issue relating to the interpretation or application of this Agreement or the Supply Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within thirty (30) days after such notice is received, including at least one (1) in-person meeting of the Executive Officers within twenty (20) days after such notice is received. If the Executive Officers are not able to resolve such dispute referred to them within such thirty (30) day period, then Section 12.3 shall control.

12.3         Arbitration.  Any controversy or claim between the Parties arising out of or relating to this Agreement, the Supply Agreement, or a breach thereof, which cannot be resolved by negotiation pursuant to Section 12.2, will be resolved by binding arbitration administered by the American Arbitration Association (the “AAA”) under this Section 12.3 and the AAA’s then-current Commercial Arbitration Rules.  If any part of this Section 12.3 is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate or any other part of this Section 12.3.  The arbitration will be held in Atlanta, Georgia, before a sole disinterested arbitrator who is a former federal or state trial court judge experienced in handling commercial disputes.  The arbitrator shall be appointed jointly by the Parties hereto within thirty (30) days following the date on which the arbitration is instituted.  If the Parties are unable to agree upon the arbitrator within such thirty (30) day period, the arbitrator shall be appointed in accordance with the AAA’s rules for the appointment of an arbitrator from the AAA panel.  The arbitrator’s award will be final and binding and judgment on the award may be entered in any court having jurisdiction thereof.  The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement; provided, however, the Arbitrator will have the power to apportion the costs associated with the arbitration.  Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the State of Delaware.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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12.4         Equitable Relief. Nothing in this Article 12 shall prevent either Party from seeking equitable relief in a court of competent jurisdiction.

Article 13

FUTURE PRODUCT DEVELOPMENT

13.1         New Products.  The joint development of new products for use in the Field will be subject to terms of a Joint Development Agreement to be negotiated in good faith between the Parties in connection with any such co-development efforts.

Article 14
MISCELLANEOUS

14.1         Entire Agreement; Amendment. This Agreement, together with the exhibits and schedules attached hereto, which are hereby incorporated herein, represents the entire agreement and understanding between the Parties with respect to its subject matter and supersedes and terminates any prior and/or contemporaneous discussions, representations or agreements, whether written or oral, of the Parties regarding the subject matter hereto, and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof (including the Prior CDA, provided that Confidential Information disclosed by either party under the Prior CDA shall be deemed to be Confidential Information disclosed pursuant to this Agreement). There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. Amendments or changes to this Agreement shall be valid and binding only if in writing and signed by duly authorized representatives of the Parties.

14.2         Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). If a force majeure persists for more than ninety (90) days, then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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14.3         Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 14.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to BIOD:	BioD, LLC
Attn.: General Counsel
1715 Aaron Brenner Drive
Suite 204
Memphis, TN 38120

If to Derma:	Derma Sciences, Inc.
Attn.: Chief Executive Officer
214 Carnegie Center, Suite 300
Princeton, New Jersey 08540

14.4         No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.

14.5         Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, BIOD may assign without Derma’s consent its rights to payments received under this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party. The BIOD Technology shall exclude any Patents and Know-How Controlled by any Third Party successor to all or substantially all of its member interests, stock or assets relating to the Licensed Products (an “Acquiror”), or any Affiliate thereof (excluding the Party hereto) (that becomes an Affiliate of the Acquiror as a result of such transaction) prior to the acquisition and which (i) were not obtained from Derma or its Affiliates or (ii) Cover inventions or comprise Know-How developed outside of and unrelated to any activities under this Agreement. Any attempted or purported assignment in violation of this Section 14.5 shall be null and void.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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14.6         Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.7         Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.8         Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement. The remainder of this Agreement shall remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either Party. In such event, the Parties shall negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties’ intent in entering into this Agreement.

14.9         No Waiver. No provision of this Agreement can be waived except by the express written consent of the Party waiving compliance. Except as specifically provided for herein, the waiver from time to time by either Party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

14.10         Independent Contractors. For all purposes under this Agreement, Derma and BIOD and their respective Affiliates are independent contractors with respect to each other, and shall not be deemed to be an employee, agent, partner or legal representative of the other Party. This Agreement does not grant any Party or its employees, consultants or agents any authority (express or implied) to do any of the following without the prior express written consent of the other Party: create or assume any obligation; enter into any agreement; make any representation or warranty; serve or accept legal process on behalf of the other Party; settle any claim by or against the other Party; or bind or otherwise render the other liable in any way.

14.11         Governing Law. This Agreement shall be governed by the laws of the state of Delaware, without regard to its choice of law provisions that would require the application of the laws of a different jurisdiction.

14.12         Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same legal instrument.

14.13         Supply Agreement. The parties agree that upon execution hereof, they shall negotiate in good faith a Supply Agreement for the supply of Licensed Products by BIOD to Derma. The transfer price to Derma under the Supply Agreement shall not exceed *** (amniotic extracellular membrane) and *** (viable tissue matrix). If the Supply Agreement is not executed within ten (10) days of the date of this Agreement, either party may, upon written notice to the other, terminate this Agreement with immediate effect.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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In Witness Whereof, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

Derma Sciences, Inc.		BIODLOGICS, LLC

By:	/s/ Edward J. Quilty	By:	/s/ Russell I. Olsen

Name:	Edward J. Quilty	Name:	Russell I. Olsen

Title:	Chairman and Chief Executive Officer	Title:	Chief Operating Officer

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Exhibit A

Patents

Claims in U.S. Patent Application No. 13/650,492 (which claims the benefit of U.S. Provisional Application No. 61/553,336), Unpublished (filing date October 12, 2012) (BioDlogics, LLC, applicant) specific to the product, method(s) of manufacture and methods of use of AmnioExCel (BioDExcel) in the Field. Excludes all other claims in the aforementioned patent application not specific to AmnioExCel, its method(s) of manufacture or its method of use in the Field.

Claims in U.S. Patent Application No. 13/664,857 (which claims the benefit of U.S. Provisional Application No. 61/546,104), Unpublished (filing date October 31, 2012) (BioDlogics, LLC, applicant) specific to the product, method(s) of manufacture and methods of use of AmnioMatrix in the Field. Excludes all other claims in the aforementioned patent application not specific to AmnioMatrix, its method(s) of manufacture or its method of use in the Field.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Exhibit B

Trademarks

AMNIOEXCEL®. Certificate of Registration No. 4,411,167 (registration date: October 1, 2013) (BioD, LLC, owner).

AMNIOMATRIX®. Certificate of Registration No. 4,258,411 (registration date: December 11, 2012) (BioD, LLC, owner).

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Exhibit C

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

DERMA SCIENCES, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. S-001	Original Issue

Date: January 14, 2014

Derma Sciences, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, BioDLogics, LLC or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 100,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $11.81 per share (as adjusted from time to time as provided in Section 10 herein, the “ Exercise Price ”), at such times set forth in Section 4 hereof, and subject to the following terms and conditions:

This Warrant (this “Warrant”) has been issued pursuant to that certain license, market development and commercialization agreement, dated January 14, 2014, between the Company and BioDLogics, LLC (the “License Agreement”).

1.	Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the License Agreement.

2.           Registration of Warrants.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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3.           Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the License Agreement and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Section 5 hereof to the Company at its address specified in the License Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section

4.            Exercise and Duration of Warrant.

(a)          This Warrant shall be exercisable by the registered Holder as follows:

(i)          as to 25% of the Warrant Shares at any time and from time to time on or after the date hereof and through and including 5:30 p.m. New York City time, on January 14, 2019 (the “Expiration Date”);

(ii)         as to 25% of the Warrant Shares, upon approval of a Pass Through Code for BioDExcel and through and including 5:30 p.m. New York City time, on the Expiration Date;

(iii)        as to 25% of the Warrant Shares, if and only if, on or before the date that is seven months from the Company’s First Commercial Sale of Licensed Product, Net Sales by the Company to existing customers of BioDLogics, LLC as of the date of the License Agreement have achieved an annualized run rate (based on the last 31 days of Net Sales multiplied by 12) of $1.0 million and through and including 5:30 p.m. New York City time, on the Expiration Date; and

(iv)        as to 25% of the Warrant Shares, if and only if, on or before the date that is seven months from the Company’s First Commercial Sale of Licensed Product, Net Sales by the Company to existing customers of the BioDLogics, LLC as of the date of the License Agreement have achieved an annualized run rate (based on the last 31 days of Net Sales multiplied by 12) of $2.0 million and through and including 5:30 p.m. New York City time, on the Expiration Date.

At 5:30 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(b)          The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “ Exercise Notice ”), completed and duly signed, in the manner set forth in Section 13, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Section 5 hereof are true and correct as of the Exercise Date as if remade in their entirety.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, but if it is not so delivered then such exercise shall constitute an agreement by the Holder to deliver the original Warrant to the Company as soon as practicable thereafter.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.  The Holder shall be deemed the beneficial owner of the Warrant Shares on the Exercise Date.

5.           Representations and Warranties of the Holder. The Holder hereby represents and warrants as of the date hereof as follows:

(a)          The Holder understands that this Warrant is and the Warrant Shares (together with this Warrant the “Securities”) will be “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring this Warrant and, upon exercise of this Warrant, will acquire the Warrant Shares issuable upon exercise hereof as principal for its own account and not with a view to, or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Warrant, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The Holder is acquiring the Securities hereunder in the ordinary course of its business. The Holder does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; the Holder is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(b)          At the time the Holder was offered this Warrant, it was, and at the date hereof it is, and on each date on which it exercises this Warrant it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(c)          The Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(d)          The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          The Holder acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the issuance of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(f)          The Holder has independently evaluated the merits of its decision to acquire the Securities pursuant to the License Agreement. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Securities.

(g)          The Holder understands that the Securities being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

6.           Delivery of Warrant Shares. Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and cause to be delivered to the Holder (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without restriction under Rule 144 by Holders who are not affiliates of the Company, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends.  The Holder, or any person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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7.          Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however , that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or this Warrant in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.          Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

9.          Reservation of Warrant Shares. The Company represents and warrants that on the date hereof, it has duly authorized and reserved, and covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company represents and warrants that the Warrant Shares, when issued and paid for in accordance with the terms of this Warrant, will be issued free and clear of all security interests, claims, liens and other encumbrances other than restrictions imposed by applicable securities laws.  The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

10.        Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b)          Fundamental Transactions.  If, at any time while this Warrant is outstanding (i) the Company effects (A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company or (2) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity (collectively, a “Change of Control Transaction”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, or (iii) the liquidation affecting the Company (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”), and the Holder shall no longer have the right to receive Warrant Shares upon exercise of this Warrant.  The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant.

(c)          Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(d)          Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(e)          Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, the Company shall deliver to the Holder a notice of such transaction at least ten (10) business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however , that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

11.         Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds.

12.         No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares. For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last closing price for such security on the principal trading market for such security.

13.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of the business day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or upon actual receipt by the person to whom such notice is required to be given, if by hand delivery. The address for such notices or communications shall be as set forth in the License Agreement unless changed by two business days’ prior notice to the other party in accordance with this Section 13.

14.         Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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15.          Miscellaneous.

(a)           No Rights as a Stockholder. The Holder, solely in such person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)          Successors and Assigns.  Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(c)          Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(d)          Governing Law; Jurisdiction.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE LICENSE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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(e)          Headings.  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(f)          Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed by an authorized officer as of the date first indicated above.

DERMA SCIENCES, INC.

By:	/s/ Edward J. Quilty
Name: Edward J. Quilty
Title: Chairman and Chief Executive Officer

BIODLOGICS, LLC.

By:	/s/ Donna Best
Name: Donna Best
Title: General Counsel

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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SCHEDULE 1

DERMA SCIENCES, INC.

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)         The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Derma Sciences, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)         The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)         The Holder shall pay the sum of $_______ in immediately available funds to the Company in accordance with the terms of the Warrant.

(4)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

 Dated:_______________, _____

Name of Holder:  ___________________________

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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SCHEDULE 2

DERMA SCIENCES, INC.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (the “Transferee”) the right represented by the within Warrant to purchase                  shares of Common Stock of Derma Sciences, Inc., a Delaware corporation (the “Company”) to which the within Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)	the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”), or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)	the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)	the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated: _______, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee
In the presence of:

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Schedule 6.1

License Fees

Initial License Fee: ***.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Schedule 6.2

Milestone Payments

For the absence of doubt, each Milestone Payment is payable only once in respect of the first relevant Milestone achieved.

Milestone Event for Licensed Product	Milestone Payment (in Millions)
Initial License Fee upon execution of Agreement	***
At approval of Pass Through Code	*** (Specifically, *** for BioDExcel and *** for BioDFactor)
At FDA Clearance of 1st 510K dressing related to the Licensed Products (BIOD cost not to exceed lesser of (i) *** or (ii) ***)	***
At FDA Clearance of each subsequent 510K dressing related to the Licensed Products (for each, BIOD cost not to exceed lesser of (i) *** or (ii) ***)	***
Total Commercialization Milestones	***

Sales milestones - Annual Sales
Annual Net Sales reach ***	***
Annual Net Sales reach ***	***
Annual Net Sales reach ***	***
Annual Net Sales reach ***	***
Total Sales Milestones	***
Total: License Fees and Commercialization/Sales Milestones	***

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Schedule 6.3(a)

Royalties

Annual Net Sales of Licensed Products in the Territory	Royalty Rate

For that portion of annual aggregate Net Sales of Licensed Products less than or equal to ***	***

For that portion of annual aggregate Net Sales of Licensed Products greater than ***, but less than ***	***

For that portion of annual aggregate Net Sales of Licensed Products greater than ***, but less than ***	***

For that portion of annual aggregate Net Sales of Licensed Products greater than ***	***

For example, if aggregate annual Net Sales of all Licensed Products in the Territory during any calendar year is ***, then royalties payable by Derma would equal ***, comprised of *** + *** = ***

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Schedule 6.4

Annual Minimum Net Sales

	Pass Through Code Issued by December 31, 2015 For BIODExcel	No Pass Through Code Issued by December 31, 2015 For BioDExcel
YR2	***	***
YR3	***
YR4	***
YR5	***

YR6-YR10: minimums equal to the greater of *** or the prior year’s Net Sales.

On December 31, 2015, if a C-code has not been issued, the Parties will negotiate in good faith to establish new sales minimums for the remaining term of the Agreement.

After YR4, if there is a material change in reimbursement, regulatory or market conditions which creates significant downward or upward pressure on the sales minimums, the Parties will negotiate in good faith to revise the sales minimums to properly reflect market conditions. If the parties are unable to agree on new sales minimums, the matter shall be submitted to dispute resolution as provided in Article 12.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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Schedule 8.2(b)

Pending Suits or Proceedings Against BioD, LLC

Innovative Ophthalmic Products, Inc. and Diopter Technologies, Inc. v. BioD, LLC, filed August 16, 2013, in the United States District Court for the Southern District of California alleging patent infringement of U.S. Patent No. 5,932,205 (“the ‘205 Patent”) entitled “Biochemical Contact Lens for Treating Photoablated Corneal Tissue”. Civil Action No. 13CV1908 BEN NLS.*

*This action does not relate to the Licensed Products, but is the only pending suit in which BioD is named as a defendant.

*** This material has been omitted pursuant to a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

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